                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                              DAVE & BUSTER'S, INC.
                (Name of Registrant as specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Dave & Buster's, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Dave & Buster's, Inc. Commission File No.:
0-943823

Set forth below is the text of a press release issued by Dave & Buster's, Inc. on July 15, 2002:

                                 [COMPANY LOGO]

      DAVE & BUSTER'S RECEIVES INCREASED OFFER OF $13.50 PER SHARE IN CASH


DALLAS, TX, JULY 15, 2002 -- Dave & Buster's, Inc. (NYSE:DAB), a leading operator of upscale restaurant/entertainment complexes, announced today that D&B Acquisition Sub, Inc., a group led by Dave & Buster's Inc. founders and certain members of its senior executive management, together with Investcorp, a global investment group, and international investors organized by Investcorp, has increased the consideration proposed to be paid for all of the outstanding shares of Dave & Buster's common stock to $13.50 in cash per share.

Under the amended merger agreement, Dave & Buster's shareholders will have the opportunity to vote on the new all-cash merger at a special meeting of shareholders. Shareholders representing at least 66-2/3 percent of Dave & Buster's outstanding common stock must vote in favor of the merger for it to be completed. A proxy statement will be filed and mailed to Dave & Buster's shareholders as soon as is practicable. The amended merger agreement has been unanimously approved by the company's Board of Directors, upon the recommendation of a special committee of three independent, non-employee directors acting on the advice of Houlihan Lokey Howard & Zukin.

In conjunction with the amendment to the merger agreement, D&B Acquisition Sub secured the written agreement of three of the largest non-tendering Dave & Buster's shareholders to vote their shares in favor of the merger. These shareholders had been opposed to the prior offer of $12.00 per share.

The completion of the proposed transaction is subject to the approval of the shareholders, the securing of financing, customary conditions and regulatory approval. The merger agreement continues to permit Dave & Buster's to engage in discussions with and provide information to any third party in response to an unsolicited, bona fide acquisition proposal that the board determines is superior. In the event Dave & Buster's receives a superior proposal and D&B Acquisition Sub does not match the proposal within 5 business days, then Dave & Buster's may terminate the merger agreement, subject to the payment of a breakup fee and reimbursement of fees and expenses. More information on these provisions of the merger agreement may be obtained by contacting Mr. Mark Levy, chairman of the special committee of the board, at telephone no. (312) 943-8780, fax no.
(312) 943-8773. If the transaction is completed, Dave & Buster's will become a private company operating under the same name and with its headquarters remaining in Dallas, Texas.

The total transaction value is approximately $275 million, including the assumption of Dave & Buster's debt.

ABOUT DAVE & BUSTER'S

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster's operates 31 large format, high-volume restaurant/entertainment complexes throughout the United States. The Company additionally has international licensing agreements for the Dave & Buster's concept for the Pacific Rim, Canada, the Middle East, Mexico and Korea. The Company had total revenues of $358.0 million for the fiscal year ended February 3, 2002

ABOUT INVESTCORP

Investcorp focuses on corporate investments, real estate investments, asset management and technology investments. Since it was established in 1982, the firm has completed transactions with an aggregate value of approximately $20 billion. In the United States, Investcorp and its clients currently own corporate investments that include Neptune Technology Group, Josten's, Werner Holdings, SI Corporation, Stratus Technologies and ECI Conference Call Services. U.S. investments that have been taken public by Investcorp include Prime Service, Tiffany & Co., Circle K Corporation, Saks Fifth Avenue and CSK Auto Corporation. Additional information on Investcorp may be found at www.investcorp.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve assumptions regarding the operations and future prospects of Dave & Buster's. Although Dave & Buster's believes these statements are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, certain economic conditions and the ability to successfully complete the referenced merger. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other communications.

         This announcement is not a proxy solicitation. Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement in connection with the proposed merger. A copy of the proxy statement filed with the SEC will be mailed to the shareholders of Dave & Buster's. Investors and shareholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information about Dave & Buster's, D&B Acquisition Sub and the proposed merger. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor Relations, 2481 Manana Drive, Dallas, Texas 75220, (214) 904-2288. Investors and shareholders are urged to read the proxy statement when it becomes available before making any voting or investment decision with respect to the proposed merger.



Contacts:    DAVE & BUSTER'S           INVESTCORP
             Investor Relations        Todd Fogarty /Jim Fingeroth
             214.904.2288              Kekst and Company
                                       212.521.4800


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Set forth below is the text of a press release issued by Dave & Buster's, Inc. on July 25, 2002:

                                 [COMPANY LOGO]


DALLAS, TX, JULY 25, 2002 - Dave & Buster's, Inc. (NYSE:DAB) today stated that it has set a record date of August 23, 2002 for stockholders to be eligible to vote at a special meeting concerning the previously announced Agreement and Plan of Merger proposed by D&B Acquisition Sub, Inc. It is anticipated that the special meeting will be held on September 20, 2002, but this date is subject to change dependent upon the length of time required for the SEC to review and approve the proxy materials. Upon SEC approval, stockholders of record will receive an official notice of meeting and proxy materials.

         This announcement is not a proxy solicitation. Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement in connection with the proposed merger. A copy of the proxy statement filed with the SEC will be mailed to the stockholders of Dave & Buster's. Investors and stockholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information about Dave & Buster's, D&B Acquisition Sub and the proposed merger. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor Relations, 2481 Manana Drive, Dallas, Texas 75220, (214) 904-2288, or from the Company's website, www.daveandbusters.com. Investors and shareholders are urged to read the proxy statement when it becomes available before making any voting or investment decision with respect to the proposed merger.

ABOUT DAVE & BUSTER'S, INC.

         Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster's operates 31 large format, high-volume restaurant/entertainment complexes throughout the United States. The Company additionally has international licensing agreements for the Dave & Buster's concept for the Pacific Rim, Canada, the Middle East, Mexico and Korea. The Company had total revenues of $358.0 million for the fiscal year ended February 3, 2002


Contact: DAVE & BUSTER'S, INC.
                  Investor Relations
                  214.904.2288


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